UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2007
Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
2555 East Camelback Road, Suite 400, Phoenix, Arizona
85016
(Address of principal executive offices)
(Zip Code)
(602) 778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
     On May 9, 2007, Cole Credit Property Trust II, Inc. (the “Company”), Cole Operating Partnership II, LP (“Cole OP II”) and Cole Realty Advisors, Inc. (“Cole Realty”) entered into the First Amendment to the Amended and Restated Property Management and Leasing Agreement, which is effective as of May 11, 2007 (the “Property Management Amendment”). Cole OP II is the operating partnership of the Company, and Cole Realty is an affiliate of the Company and the Company’s advisor. The Property Management Amendment amended the property management fee payable to Cole Realty to (i) up to two percent (2.0%) of gross revenues of single-tenant properties and (ii) up to four percent (4.0%) of gross revenues of multi-tenant properties, less all payments to third-party property management subcontractors. In all other respects, the Amended and Restated Property Management and Leasing Agreement among the Company, Cole OP II and Cole Realty remains unchanged.
Item 8.01  Other Events
     On May 11, 2007 the Company, as general partner of Cole OP II, amended Cole OP II’s Amended and Restated Agreement of Limited Partnership. The amendment provides for automatic adjustments to the number of partnership units upon the issuance of shares by the Company or redemption of shares by the Company.
Item 9.01  Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) 10.1	First Amendment to Amended and Restated Property Management and Leasing Agreement, dated May 9, 2007, by and among Cole Credit Property Trust II, Inc., Cole Operating Partnership II, LP and Cole Realty Advisors, Inc. (Incorporated by reference to Exhibit 10.10 to pre-effective amendment no. 2 to the Company’s Form S-11 (File No. 333-138444), filed on May 10, 2007)

10.2	First Amendment to Amended and Restated Agreement of Limited Partnership, dated May 9, 2007, by and between Cole Credit Property Trust II, Inc. and Cole Operating Partnership II, LP (Incorporated by reference to Exhibit 10.11 to pre-effective amendment no. 2 to the Company’s Form S-11 (File No. 333-138444), filed on May 10, 2007)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE CREDIT PROPERTY TRUST II, INC.

Dated: May 15, 2007	By:	/s/ Blair D. Koblenz

Blair D. Koblenz Chief Financial Officer and Executive Vice President